As filed with the Securities and Exchange Commission on October 22, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADCARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1145 Hembree Road

Roswell, Georgia  30076

(678) 869-5116

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin D. Brew

Chief Financial Officer

AdCare Health Systems, Inc.

3050 Peachtree Road, N.W., Suite 355

Atlanta, Georgia  30305

(404) 781-2884

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esq.

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, N.E.

Atlanta, Georgia  30303

(404) 522-4700

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration  statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Preferred Stock, no par value per share Debt Securities
TOTAL			$50,000,000	$6,820

(1)               Securities registered hereunder may be sold separately or together as units.

(2)               Not required to be included pursuant to Form S-3 General Instruction II.D.

(3)               The registrant is registering an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $50,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(4)               Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2012

PRELIMINARY PROSPECTUS

ADCARE HEALTH SYSTEMS, INC.

PREFERRED STOCK

DEBT SECURITIES

$50,000,000

We may offer and sell, from time to time in one or more offerings, either separately or together as units, the securities described in this prospectus having an aggregate initial offering price not exceeding $50,000,000 on terms to be determined at the time of offering.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering.  None of the securities offered by this prospectus or any prospectus supplement shall be, by their terms, convertible into or exchangeable for shares of our common stock.  You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NYSE MKT LLC (the “NYSE MKT”) under the trading symbol “ADK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

As of October 11, 2012, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $60,421,840, based on 13,959,543 outstanding shares of our common stock, of which 11,709,659 are held by non-affiliates, and a market price of $5.16, based on the closing sale price of our common stock on October 11, 2012.  The aggregate market value of securities sold by or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus is $4,368,750, which is not greater than one-third of the aggregate market value of our common stock held by our non-affiliates.

Investing in our securities involves a high degree of risk.  Before investing in our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings of our securities and in other information that we file with the Securities and Exchange Commission.  See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under the shelf registration process, we may sell the securities described in this prospectus, either separately or together as units, from time to time in one or more offerings up to a maximum aggregate offering price of $50,000,000.

This prospectus only provides you with a general description of the securities we may offer.  Each time we sell securities described in the prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.  None of the securities offered by this prospectus or any prospectus supplement shall be, by their terms, convertible into or exchangeable for shares of our common stock.

The prospectus supplement may also add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information By Reference,” beginning on page 10 of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC.  For further information, we refer you to the registration statement on Form S-3, including its exhibits.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC.  Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries.  If the SEC rules require that any agreement or document be filed as an exhibit to the registration statement, then you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities.  Our business, financial condition, results of operations and prospects may have changed since then.

Except where the context requires otherwise, in this prospectus the words “Company,” “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., an Ohio corporation, and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus.  It does not contain all the information you should consider before investing in our securities.  You should read carefully this prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information By Reference,” beginning on page 10 of this prospectus.

Our Company

We own and manage retirement communities, assisted living facilities and nursing homes.  We deliver skilled nursing, assisted living and home health services through wholly owned separate operating subsidiaries. As of September 30, 2012, we operated 51 facilities, consisting of 41 skilled nursing facilities, 9 assisted living facilities and one independent living/senior housing facility, totaling approximately 4,800 beds/units in operation. Our facilities are located in Arkansas, Alabama, Georgia, Missouri, North Carolina, Ohio and Oklahoma.

We have an ownership interest in 29 of the facilities we operate, consisting of 100% ownership of 21 skilled nursing facilities and eight assisted living facilities. The assisted living facilities that we own operate under the name Hearth & Home, with the tag line “Home is where the hearth is.” In addition, we lease twelve of the skilled nursing facilities we operate. We also manage three skilled nursing facilities and one independent living facility for third parties. Furthermore, we are the primary beneficiary in two variable interest entities that own five skilled nursing facilities and one assisted living facility. AdCare and Hearth & Home are our registered trademarks.

We are organized into three main segments: skilled nursing facilities (“SNF”), assisted living facilities (“ALF”) and Corporate & Other.  The SNF and ALF segments provide services to individuals needing long-term care in nursing home or assisted living settings and management of those facilities. The Corporate & Other segment engages in the management of facilities and provides accounting and information technology services.

Recent Developments

Assisted Living Sale.  On October 17, 2012, we filed a Current Report on Form 8-K with the SEC reporting that we have entered into an Agreement of Sale with CHP Acquisition Company, LLC (“CHP”), pursuant to which we have agreed to sell to CHP six of our assisted living facilities located in Ohio, together with their operating assets (collectively, the “Ohio ALFs”), for an aggregate purchase price of approximately $22.3 million (payable in cash, seller financing and through assumption of indebtedness).

The closing of the sale of the Ohio ALFs may take place at any such time as mutually agreed upon by us and CHP, but in no event later than December 31, 2012, unless such closing date is extended by mutual agreement.  The closing of the sale of the Ohio ALFs is subject to customary closing conditions, indemnification provisions and termination provisions. No assurance is made that such closing will occur on the terms described above or at all.

Stock Dividend.  In September 2012, our Board of Directors declared a 5% stock dividend with respect to our common stock, payable October 22, 2012 to holders of our common stock of record as October 8, 2012.  As a result, on October 22, 2012 we will distribute these new shares of our common stock for each one share of our common stock outstanding as of October 8, 2012. All fractional shares of our common stock otherwise issuable as a result of the stock dividend will be rounded up to the next whole share.

Corporate Information

Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia  30076, and our telephone number is (678) 869-5116.  We maintain a website at www.adcarehealth.com.  This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report”), which is incorporated by reference into this prospectus, the risk factors described under “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision.  If any of the foregoing risks actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected.  As a result, the value of our securities could decline and you could lose part or all of your investment.  The foregoing risks are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects.  See “Where You Can Find More Information” and “Incorporation of Information By Reference,” beginning on page 10 of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus are “forward-looking” statements.  Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result” and similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.”  In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business or acquisition strategies or prospects and possible actions taken by us are also forward-looking statements.  The forward-looking statements contained in this prospectus are based upon information available to us on the date of this prospectus.  These forward-looking statements involve external risks and uncertainties, including, but not limited to, the risk factors described under “Risk Factors” in the 2011 Annual Report, which is incorporated by reference into this prospectus, the risk factors described under “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  All forward-looking statements in this prospectus and documents incorporated by reference into this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these risks and uncertainties.  Accordingly, you should not place undue reliance on those forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the offering of any securities under this prospectus for working capital and other general corporate purposes.  We will have significant discretion over the use of the net proceeds to us from any sale of our securities under this prospectus.  The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest bearing securities until they are used for their stated purpose.  We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF PREFERRED STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 29,000,000 shares of common stock, no par value per share, and 1,000,000 shares of serial preferred stock, no par value per share.  As of October 11, 2012, there were 13,959,543 shares of our common stock outstanding and no shares of serial preferred stock outstanding.  The following information provides a summary of our serial preferred stock.  For more detailed information, you should refer to our Articles of Incorporation and Code of Regulations, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Preferred Stock.  Our Articles of Incorporation authorize our Board of Directors to issue the preferred stock as serial stock of any series and, in connection with the creation of such series, to fix by the resolution or resolutions providing for the issue of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the fullest extent permitted by law of the State of Ohio, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting such series.  The particular terms of any preferred stock offered by this prospectus and any prospectus supplement will be described in the applicable prospectus supplement.  Notwithstanding our Board of Directors’ authority to establish conversion rights for preferred stock, none of the preferred stock offered by this prospectus or any prospectus supplement shall be, by its terms, convertible into or exchangeable for shares of our common stock.

Provisions of Ohio Corporation Law and Our Charter Documents. Various provisions of Ohio corporation law and of our Articles of Incorporation and Code of Regulations may inhibit changes in control not approved by our Board of Directors and may have the effect of depriving investors of an opportunity to receive a premium over the prevailing market price of our securities in the event of an attempted hostile takeover. In addition, the existence of these provisions may adversely affect the market price of our securities. These provisions include:

•                                          a requirement that special meetings of stockholders be called by our Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•                                          staggered terms among our directors with three classes of directors and only one class to be elected each year;

•                                          advance notice requirements for shareholder proposals and nominations; and

•                                          availability of “blank check” preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible into other securities (other than shares of our common stock). We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of any debt securities offered by this prospectus and any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. None of the debt securities offered by this prospectus or any prospectus supplement shall be, by their terms, convertible into or exchangeable for shares of our common stock.

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•                                          the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•                                          whether the debt securities will be senior, subordinated or junior subordinated;

•                                          whether the debt securities will be secured or unsecured;

•                                          any applicable subordination provisions for any subordinated debt securities;

•                                          the maturity date(s) or method for determining same;

•                                          the interest rate(s) or the method for determining same;

•                                          the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•                                          whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions, provided that the debt securities shall not be, by their terms, convertible into or exchangeable for shares of our common stock;

•                                          redemption or early repayment provisions;

•                                          authorized denominations;

•                                          if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•                                          place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•                                          whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date at which the securities are dated if other than the date of original issuance;

•                                          amount of discount or premium, if any, with which such debt securities will be issued;

•                                          any covenants applicable to the particular debt securities being issued;

•                                          any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•                                          the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•                                          the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the Company can select the payment currency;

•                                          our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•                                          any restriction or conditions on the transferability of the debt securities;

•                                          provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•                                          additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•                                          additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•                                          provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•                                          any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of US $2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, except to the extent the TIA is applicable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•                                          directly to one or more purchasers, including affiliates;

•                                          through agents;

•                                          to or through underwriters, brokers or dealers; or

•                                          through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

•                                          a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                                          purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•                                          ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•                                          privately negotiated transactions.

We may also enter into hedging transactions. For example, if a trading market exists for the securities offered by this prospectus, we may:

•                                          enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of such securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use such securities received from us to close out its short positions;

•                                          sell such securities short and redeliver such shares to close out our short positions;

•                                          enter into option or other types of transactions that require us to deliver such securities to a broker-dealer or an affiliate thereof, who will then resell or transfer such securities under this prospectus; or

•                                          loan or pledge such securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•                                          the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•                                          the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•                                          any delayed delivery arrangements;

•                                          any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                                          any discounts or concessions allowed or reallowed or paid to dealers; and

•                                          any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•                                          at a fixed price or prices, which may be changed;

•                                          at market prices prevailing at the time of sale;

•                                          at prices related to the prevailing market prices; or

•                                          at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum discount or commission to be received by a FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

At-the-Market Offerings

If we reach an agreement with an underwriter or agent on a placement, including the number and types of securities to be offered in the placement and any minimum price below which sales may not be made, such underwriter or agent would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such securities on such terms.  Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE MKT, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.  The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten, and the nature of its obligations to take the securities will be described in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance is given as to whether an active trading market will develop for the offered securities. If we seek to list the debt securities or preferred stock on any exchange or quotation system, any such listing with respect to any particular debt securities or preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of our common stock.  Counsel to the underwriters will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of AdCare Health Systems, Inc. and its subsidiaries as of December 2011 and 2010, and for the years then ended, have been incorporated by reference into this prospectus and the registration statement in reliance upon the report of Battelle & Battelle LLP, independent registered public accounting firm, which report is incorporated by reference into this prospectus and the registration statement, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available on our website, http://www.adcarehealth.com.  This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus and you should not consider the contents of our website in making an investment decision with respect to our securities.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•                                          our Annual Report on Form 10-K for the year ended December 31, 2011;

•                                          our Quarterly Report on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•                                          our Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 6, 2012, January 9, 2012, January 23, 2012, February 3, 2012, March 15, 2012, March 27, 2012, April 4, 2012, April 9, 2012, April 18, 2012, April 23, 2012, May 3, 2012, May 21, 2012, June 7, 2012, June 14, 2012, June 21, 2012, July 5, 2012, July 6, 2012, July 25, 2012, August 15, 2012, August 23, 2012, September 7, 2012, September 26, 2012, October 1, 2012, October 11, 2012 and October 17, 2012; and

•                                          Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on June 29, 2012.

We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective documents that have been furnished, rather than filed, for purposes of the Exchange Act. This additional information is a part of this prospectus from the date of filing for those documents.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously-filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies, which will be provided to you at no charge, upon your oral or written request, of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests should be directed to the following contact information:

AdCare Administrative Services

1145 Hembree Road

Roswell, Georgia  30076

Attention: Investor Relations

Telephone: (678) 869-5116

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Securities Act.  We will be governed by the final adjudication of the issue.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.               Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant.  Such expenses (except the SEC registration fee) are estimated to be as follows:

SEC registration fee	$6,820
Printing and engraving	[•]	*
Accounting fees and expenses	[•]	*
Legal fees and expenses	[•]	*
Blue sky fees	[•]	*
Transfer agent fees and expenses	[•]	*
Trustee fees and expenses	[•]	*
Total	$ [•]	*

*              Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.  The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

ITEM 15.               Indemnification of Directors and Officers

Our Articles of Incorporation and Code of Regulations limit the liability of our officers and directors to the extent currently permitted by the Ohio Revised Code.

Section 1701.13(E) of the Ohio Revised Code (“Section 1701.13”) provides in regard to indemnification of directors and officers as follows:

(1)           A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him on connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)           A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him on connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any of the following:

(a)           Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)           Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

(3)           To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4)           Any indemnification under division (E)(1) or (2) of Section 1701.13, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of Section 1701.13.  Such determination shall be made as follows:

(a)           By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13;

(b)           If the quorum described in division (E)(4)(a) of Section 1701.13 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c)           By the shareholders;

(d)           By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13 was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of Section 1701.13 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of Section 1701.13, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)           (a)  Unless at the time of the director’s act or omissions that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13 is pursuant to section 1701.95 of the Ohio Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i)            Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii)                                  Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b)                                 Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of Section 1701.13, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6)                                  The indemnification authorized by Section 1701.13 shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7)                                  A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 1701.13.  Insurance may be purchased from or maintained with a person in whom the corporation has a financial interest.

(8)                                  The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of Section 1701.13 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6) or (7) of Section 1701.13.  Divisions (E)(1) or (2) of Section 1701.13 do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9)                                  As used in division (E) of Section 1701.13, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under Section 1701.13 with respect to the new or surviving corporation as he would if he had serviced the new or surviving corporation in the same capacity.

We have obtained directors’ and officers’ liability insurance coverage from the Starr Indemnity and Liability Company.

ITEM 16.                                              Exhibits

The agreements included as exhibits to or incorporated by reference into this registration statement are included or incorporated, as applicable, to provide information regarding the terms of these agreements and are not intended to provide any other factual or disclosure information about the Company, its business or the other parties to these agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•                                          should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                                          have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                                          may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•                                          were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and should not be relied upon by investors.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

3.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

3.3	Affidavit, dated June 28, 2012 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 5, 2012).

3.4	Code of Regulations (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

4.1	Form of Debt Securities Indenture.

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Debt Security.*

5.1	Opinion of Carlile Patchen & Murphy LLP.

23.1	Consent of Battelle & Battelle LLP.

23.2	Consent of Carlile Patchen & Murphy, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1934, of , as Trustee under the Indenture.*

*                                         To be filed by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

ITEM 17.                                              Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for purposes of determining any liability under the Securities Act to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                             the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on October 22, 2012.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Boyd P. Gentry
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Boyd P. Gentry and Marty D. Brew, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David A. Tenwick	Director, Chairman	October 22, 2012
David A. Tenwick

/s/ Boyd P. Gentry	Director, President and	October 22, 2012
Boyd P. Gentry	Chief Executive Officer
(Principal Executive Officer)

/s/ Martin D. Brew	Chief Financial Officer	October 22, 2012
Martin D. Brew	(Principal Financial and
Accounting Officer)

/s/ Christopher Brogdon	Director, Vice-Chairman	October 22, 2012
Christopher Brogdon	and Chief Acquisitions Officer

/s/ Peter J. Hackett	Director	October 22, 2012
Peter J. Hackett

/s/ Jeffrey L. Levine	Director	October 22, 2012
Jeffrey L. Levine

/s/ Joshua J. McClellan	Director	October 22, 2012
Joshua J. McClellan

/s/ Laurence E. Sturtz	Director	October 22, 2012
Laurence E. Sturtz

/s/ Gary L. Wade	Director	October 22, 2012
Gary L. Wade

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

3.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011).

3.3	Affidavit, dated June 28, 2012 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 5, 2012).

3.4	Code of Regulations (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (Registration No. 333-131542)).

4.1	Form of Debt Securities Indenture.

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Debt Security.*

5.1	Opinion of Carlile Patchen & Murphy LLP.

23.1	Consent of Battelle & Battelle LLP.

23.2	Consent of Carlile Patchen & Murphy, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1934, of , as Trustee under the Indenture.*

*                                         To be filed by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.